                                                                   EXHIBIT 10.39


           CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS
        OF THIS DOCUMENT HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


                               PURCHASE AGREEMENT
                                     BETWEEN
                                 CONDUCTUS, INC.
                                       AND
                          DOBSON CELLULAR SYSTEMS, INC.


                                TABLE OF CONTENTS

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                                                                                                               PAGE
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TABLE OF CONTENTS................................................................................................i

RECITALS.........................................................................................................1

AGREEMENT........................................................................................................1

1.       DEFINITIONS.............................................................................................1

2.       PURPOSE OF THE AGREEMENT................................................................................2

3.       COVERAGE OF THE AGREEMENT...............................................................................2

4.       PRODUCT SPECIFICATION...................................................................................3

5.       PRODUCT CHANGES OR SUBSTITUTIONS........................................................................3

6.       PLACING AN ORDER........................................................................................4

7.       WARRANTS TO PURCHASE COMMON STOCK.......................................................................4

8.       PRICE...................................................................................................4

9.       PAYMENT.................................................................................................4

10.      SHIPPING................................................................................................5

11.      INSTALLATION............................................................................................5

12.      AFTER-SALE SUPPORT......................................................................................5

13.      RETURNS.................................................................................................6

14.      DOCUMENTATION...........................................................................................6

15.      TITLE AND RISK OF LOSS..................................................................................6

16.      WARRANTY................................................................................................6

17.      DISCLAIMER OF PATENT LICENSE............................................................................7

18.      PATENT AND COPYRIGHT INDEMNITY..........................................................................7

19.      CONFIDENTIALITY.........................................................................................8

20.      SOFTWARE LICENSE........................................................................................8

21.      LIMIT OF LIABILITY......................................................................................9

22.      PROPRIETARY RIGHTS......................................................................................9

23.      DISTRIBUTION RIGHTS....................................................................................10

24.      PERMITTED USE..........................................................................................10

25.      FORCE MAJEURE..........................................................................................10

26.      NOTICE.................................................................................................10

27.      AGREEMENT PERIOD.......................................................................................11


                               TABLE OF CONTENTS
                                   (CONTINUED)



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                                                                                                               PAGE
28.      TERMINATION FOR CAUSE..................................................................................11

29.      REMEDIES...............................................................................................11

30.      GOVERNING LAW..........................................................................................11

31.      DISPUTES...............................................................................................11

32.      ASSIGNMENT.............................................................................................13

33.      WAIVER.................................................................................................13

34.      SEVERABILITY...........................................................................................13

35.      SURVIVAL...............................................................................................13

36.      ENTIRE UNDERSTANDING...................................................................................13

37.      HEADINGS...............................................................................................13

38.      ADDITIONAL TERMS.......................................................................................13



EXHIBIT A:          ORDER PROJECTIONAND DELIVERY SCHEDULE........................................................1

EXHIBIT B:          PRODUCT SPECIFICATIONS.......................................................................1

                                       [***]

EXHIBIT C:          PRICING SCHEDULE.............................................................................1

EXHIBIT D:          WARRANT AGREEMENT............................................................................1

[***] Confidential material redacted and filed separately with the Commission.

                                TABLE OF CONTENTS
                                   (CONTINUED)


An extra section break has been inserted above this paragraph. Do not delete
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                                       -iii-

                           PURCHASE AGREEMENT BETWEEN
                CONDUCTUS, INC. AND DOBSON CELLULAR SYSTEMS, INC.

     This Purchase Agreement (the "Agreement") is made and entered into as of August 7, 2000, between Dobson Cellular Systems, Inc. (hereafter "Buyer"), an Oklahoma corporation, having its place of business at 13439 N. Broadway Extension, Oklahoma City, OK 73114 and Conductus, Inc. (hereafter "Seller"), a Delaware corporation having its principal place of business at 969 West Maude Avenue, Sunnyvale, California 94086.

                                    RECITALS

     WHEREAS, Seller manufactures and sells Superconductor Systems for Cellular and PCS radio networks.

     BAS, Buyer desires to purchase Superconductor Systems for use in their cellular and PCS networks and wishes to put in place a corporate purchase agreement

                                    AGREEMENT

     Now, therefore, in consideration of the mutual obligations herein contained, the parties agree as follows:

1.   DEFINITIONS.

     "Affiliate" means any person or entity that directly, indirectly through one oar more intermediaries controls, is controlled by, or is under common control with, another person or entity. "Control" for this definition is defined as holding at least a majority of voting power or operating control.

     "Agreement" means this purchase agreement, including any exhibits referenced herein.

     "Confidential Information" means any confidential product, marketing, financial or business information, plans and data of a party that is treated as such by the party that discloses the information.

     "Documentation" means any plans, manuals, drawings, blueprints, photographs, specifications, or other documents or media of expression attached or related to this Agreement, including the documentation referred to in Paragraph 14 concerning the Superconductor Systems, whether or not described in this Agreement.

     "Government" means any federal, state, or local government authority, and any agency, department or instrumentality of any of the above.

     "Market Area" means those markets, as defined by the Buyer in the ordinary course of its business, owned and/or managed by Buyer as of the effective date of this Agreement and any markets added or deleted by Buyer from time to time.

     "Superconductor System(s)" means a Seller-manufactured filter or filter and LNA system(s), including receiver subassembly and compressor subassembly, as set forth in Exhibit B hereto, for use in cellular and PCS radio networks, and includes all systems and assemblies delivered by Seller in conjunction with such items.

2.   PURPOSE OF THE AGREEMENT.

     2.1 ESTABLISHMENT OF TERMS OF PURCHASE.

     This Agreement sets forth the terms and conditions under which Seller will sell Superconductor Systems to Buyer during the term of this Agreement.

     2.2 EXCLUSIVE VENDOR RELATIONSHIP.

         2.2.1 EXCLUSIVITY.

         Buyer agrees that, during the term of this agreement, it will purchase all of its requirements for superconductor filter systems from Seller. Nothing herein shall prevent Buyer from buying complete base stations containing integrated superconductor filter systems from [***], provided that if [***] offers a choice of integrated superconductor filter systems produced by Seller [***].

         2.2.2 RELIEF FROM EXCLUSIVITY.

         In the event that Seller fails to make delivery within thirty (30) business days after the scheduled delivery date on an accepted P.O. on three or more separate occasions, the exclusivity provisions of Paragraph 2.2.1 shall be suspended until such time as Seller has met the scheduled delivery on three subsequent deliveries.

     2.3 MINIMUM PURCHASE COMMITMENT.

     Buyer also agrees that it will purchase a minimum of two hundred (200) units from Seller during the term of this Agreement.

     The parties shall negotiate the projected product mix and approximate delivery schedule. Attached hereto as Exhibit A is the projected product mix and delivery schedule for the initial fifty (50) units. The parties shall confer and amend Exhibit A no later than January 15, 2001 to project product mix and approximate delivery schedule for the year 2001. Thereafter, the parties shall confer quarterly and update Exhibit A, as appropriate.

3.   COVERAGE OF THE AGREEMENT.

     Buyer may purchase Superconductor Systems and other goods from Seller under the terms of this Agreement by issuing regular Buyer purchase orders (hereafter "P.O."). Each P.O. shall be deemed a separate agreement between the parties incorporating all of the terms and conditions of this Agreement Buyer shall place its initial P.O. for a minimum of fifty (50) Superconductor Systems concurrent with the execution of this Agreement, with [***] units to be delivered in [***] and the remaining [***] in [***].

4.   PRODUCT SPECIFICATION.

     Specifications of Superconductor Systems that may be purchased under this Agreement are attached as Exhibit B. From time to time during the course of this Agreement, Buyer and Seller may, upon mutual agreement, add additional products to Exhibit B. Seller represents that

[***] Confidential material redacted and filed separately with the Commission.

the Superconductor Systems will meet the applicable specifications of Exhibit B at the time of delivery. Seller also represents that it believes that its Superconductor Systems are compatible with existing [***] equipment and that it will [***]. Finally, Seller represents that its equipment is compatible with [***] performance management software systems.

5.   PRODUCT CHANGES OR SUBSTITUTIONS.

     5.1 MODIFICATIONS.

     At any time during its performance of this Agreement, Seller may implement changes in the products set forth in Exhibit B, modify the drawings and specifications relating thereto, or substitute therefore different products; provided, however, that any such changes, modifications or substitutions, under normal, and proper use:

         (i) shall not materially or adversely affect physical or functional interchangeability, interoperability with [***] systems, or performance of Buyer's existing systems (except where there is written agreement between the parties that specific characteristics will be so affected);

         (ii) shall not adversely affect any upgrade path for upgrading an existing system to a more advanced system (e.g., affect upgradability from 2G to 3G) and

         (iii) shall not detract from the safety of the product.

     5.2 NEW MODELS.

     If; during the term of this Agreement, Seller releases for sale a new product with enhanced functionality or performance, Seller will offer Buyer the option of substituting such new model for Superconductor Systems that have been ordered but not yet shipped, subject to a price adjustment reflecting the prorated difference, if any, between the list price of the new model and that of the previously ordered Superconductor Systems.

     5.3 OBSOLETE SYSTEM PARTS AVAILABILITY.

     For a period of [***] after any discontinuation or modification of a product listed in Exhibit B, Seller shall make available replacement parts for repair of such obsolete product.

6.   PLACING AN ORDER.

     Buyer will purchase Superconductor Systems by issuing regular Buyer P.O.s to Seller referencing this Agreement and specifying the number and type of Superconductor Systems purchased, desired delivery date, and other details of the purchase. Seller will accept or propose modifications to any such P.O. by an acknowledgment letter sent to the issuer of the P.O.

[***] Confidential material redacted and filed separately with the Commission.

7.   WARRANTS TO PURCHASE COMMON STOCK.

     Concurrently with the execution of this Agreement, Seller shall enter into a separate agreement with Buyer's parent corporation, Dobson Communications Corporation ("Dobson"), in the form set forth in Exhibit D attached hereto, under which Seller will grant Dobson a warrant to purchase up to five hundred thousand (500,000) shares of Seller's common stock at a per share price determined by averaging the closing price of Seller's common stock on the Nasdaq market for the five trading days immediately preceding the date of execution of this Agreement ("Warrant Agreement"). The right to exercise warrants under the Warrant Agreement shall vest quarterly as to the number of shares calculated by dividing the total revenue to Seller based on shipments to Buyer during the preceding quarter divided by [***].

8.   PRICE.

     8.1 PRICING TERMS.

     The prices shall be those set forth in Exhibit C. Prices do not include any sales or use taxes and Buyer is responsible for any such taxes or expenses related to this Agreement, including taxes paid by Seller or its suppliers or subcontractors on sales of goods or services. The amount of any such taxes will be included on Seller's invoice for the goods or services as a separate item.

     8.2 PRICE PROTECTION.

     If, during the term of this Agreement, [***].

9.   PAYMENT.

     9.1 TERMS.

     Buyer shall pay Seller net forty-five (45) days from date of shipment, FOB Seller, Sunnyvale, California.

     9.2 INVOICES.

     Invoices shall be sent to Buyer at the address set forth below unless otherwise specified by Buyer in writing:

                           Mr. Scott Jones
                           Technical Operations Center
                           3910 South Avenue
                           Youngstown, OH  44512

[***] Confidential material redacted and filed separately with the Commission.

10.  SHIPPING.

     Seller shall pay the costs of shipping and shall determine the methods of packing and shipment of goods purchased under this Agreement. Shipments will be F.O.B. Seller, Sunnyvale, California.

11.  INSTALLATION.

     11.1 SELLER'S DUTIES.

     Seller shall, at Buyer's request, install the first Superconductor System delivered to Buyer in each of Buyer's Market Areas. For the initial installation and all additional installations made by Seller at Seller's request, Seller shall be responsible for all compensation and expenses for its personnel and contractors. All installations made by Seller shall be made by Seller personnel or contractors under the direct supervision of Buyer or Buyer's designated representative.

     11.2 BUYER'S DUTIES.

     Buyer shall be responsible for all costs associated with installation of the Superconductor System by Buyer. Additionally, for Superconductor Systems installed by Seller, Buyer will be responsible for all site preparation work related to the installation of the Superconductor System, for the salaries and expenses of Buyer personnel and contractors involved in the installation, and for any systems engineering work related to each installation.

     Buyer will be responsible for any additional documented installation costs incurred by Seller resulting from Buyer's failure to perform under this Article 11.2, including failure to make the site available or adequately prepare the site by the date of installation as indicated in Article 11.1 above. Additional costs incurred by Seller shall be invoiced in accordance with Article 9.2 of this Agreement. Buyer shall obtain all Government consents, permits and licenses that may be required for the installation.

12.  AFTER-SALE SUPPORT.

     12.1 TRAINING.

     Seller shall provide up to [***] of training, at no cost to Buyer, in each of Buyer's Market Areas at the time of the installation of the first Superconductor System within the Market Area.

[***] Confidential material redacted and filed separately with the Commission.

     12.2 TECHNICAL SUPPORT.

     Seller shall provide toll free, three hundred sixty-five day a year, 24-hour per day telephone support during the term of the warranty, and shall offer a maintenance agreement on reasonable terms and conditions including toll-free technical support after the expiration of the warranty for the useful life of the Superconductor Systems.

     12.3 REPAIR/RETURN.

     In case of major alarm (as defined in Exhibit B), Seller shall replace the system or appropriate module and return the system to operational condition within [***] of notification. Seller can also provide monitoring, at Buyer's request, by using the alarm system's real-time alert capability.

     12.4 MAINTENANCE

     Seller shall [***] without charge to Buyer.

13.  RETURNS.

     A Returned Materials Authorization ("RMA") must be obtained from an authorized agent of Seller before shipment of returned materials to Seller. Seller will respond to any request for a RMA within ten (10) business days after receipt of the request. All Superconductor Systems returned are to be packaged in accordance with the instructions provided with the RMA, identified with the RMA number, and shipped, freight charges prepaid, to Seller, Sunnyvale, California.

14.  DOCUMENTATION.

     Seller shall provide Buyer with instructional material for each Superconductor System as to the (i) proper installation of Superconductor Systems; (ii) proper operation and maintenance procedures; (iii) removal and replacement of Superconductor Systems; and (iv) use of the alarm system incorporated with each Superconductor System. Seller shall provide Buyer at the time of installation with Documents evidencing the conformity of the Superconductor Systems shipped to Buyer with the appropriate specification listed in Exhibit B.

15.  TITLE AND RISK OF LOSS.

     Title and risk of loss to the Superconductor Systems supplied hereunder shall pass to Buyer upon delivery of the Superconductor Systems to Buyer, FOB Sunnyvale, California.

16.  WARRANTY.

     Seller warrants the Superconductor Systems delivered under this Agreement shall, at the time of delivery, be free from material defects in materials and workmanship. This warranty shall survive for a period of [***] from the date of shipment, provided that Buyer gives notice of any defect to Seller within sixty (60) days of discovery. THE ABOVE WARRANTIES ARE
EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED,
INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     Liability under this warranty is limited to the furnishing of replacement parts or an exchange of Superconductor Systems only. Any Superconductor Systems to be repaired or replaced pursuant to the foregoing warranty shall be returned to Seller only with the prior approval of Seller, at Buyer's expense and shipped to Seller at Seller's address set forth on the

[***] Confidential material redacted and filed separately with the Commission.

signature page of this Agreement according to Seller's written instructions. This warranty covers the cost of any parts or labor required to cure such breach, but excludes any indirect, punitive, consequential or special damages.

     This Warranty does not cover defects, damage or malfunctions resulting from
(i) use of goods other than in compliance with Seller specifications and instructions for the intended purpose; (ii) misuse, tampering, accident, neglect, alteration, or site conditions not conforming to Seller's written guidelines provided to Buyer; (iii) unauthorized alterations or repairs, use of unapproved parts or combining or interfacing the Superconductor Systems in a manner not permitted by Seller, (iv) an event of Force Majeure (as defined in Paragraph 25); (v) unauthorized installation; or (vi) improper operation or maintenance of the Superconductor Systems.

17.  DISCLAIMER OF PATENT LICENSE.

     Nothing contained in this Agreement shall be deemed to grant, either directly or by implication, any license under any patents or patent applications of Seller, except that Buyer shall have the normal non-exclusive, royalty-free license to use that which is implied, or otherwise arises by operation of law, in the sale of a product.

18.  PATENT AND COPYRIGHT INDEMNITY.

     Seller shall defend Buyer against a claim that Seller-manufactured products or latest unmodified release of Software supplied hereunder infringe a patent or copyright granted or registered in the United States, unless Buyer fails to (i) promptly notify Seller in writing of the claim, (ii) grant Seller sole control of the defense and all related settlement negotiations, or (iii) give Seller information and assistance for the defense, all at Seller's expense and Seller is materially prejudiced by Buyer's actions. Subject to the conditions and limitations of liability stated in this Agreement, Seller shall indemnify and hold Buyer harmless from all payments that by final judgments in such suits may be assessed against Buyer on account of such infringement and shall pay resulting settlements, costs and damages finally awarded against Buyer by a court of law. Seller represents and warrants that it knows of no such claims pending as of the date of this agreement.

     Buyer agrees that if Seller-manufactured products or Software become, or in Seller's opinion are likely to become, the subject of such a claim, Buyer will permit Seller, at its option and expense, either to procure the right for Buyer to continue using such products or Software or to replace or modify same so that they become non-infringing, and, if neither of the foregoing alternatives is available on terms which are reasonable in Seller's judgment, Buyer can return Seller-manufactured products and/or Software for full credit on the entire unusable portion thereof. Seller will promptly notify Buyer of any suit or action brought by a third party against Seller for patent or copyright infringement that Seller, in its sole judgment, believes has the potential to adversely affect Buyer's right to continue using products or Software provided under this Agreement.

     Seller has no liability for any claim of patent or copyright infringement based upon adherence to specifications, designs or instructions furnished by Buyer, nor for any claim based upon the combination, operation or use of any Seller-manufactured products or Software supplied hereunder with products, software or data not supplied by Seller (except where Seller has approved such combination, operation or use), nor for any claim based upon alteration of the products or modification of any software supplied by entities other than Seller.

19.  CONFIDENTIALITY.

     From time to time during the performance of this Agreement, the parties may deem it necessary to provide each other with Confidential Information. The parties agree:

     (a) To maintain the confidentiality of such Confidential Information and not disclose it to any third party, except as authorized by the original disclosing party in writing.

     (b) To restrict disclosure of Confidential Information to employees, directors, consultants, lenders and agents who have a "need to know" and agree to be bound by these confidentiality provisions, Such Confidential Information shall be handled with the same degree of care that the receiving party applies to its own confidential information but in no event less than reasonable care.

     (c) To take precautions necessary and appropriate to guard the confidentiality of Confidential Information, including informing its employees who handle such Confidential. Information that it is confidential and not to be disclosed to others.

     (d) That Confidential Information is and shall at all times remain the property of the disclosing party. No use of any Confidential. Information is permitted except as otherwise provided herein and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.

     (e) To use such Confidential Information only as required in performance of this Agreement

     Except as may be required by applicable law, Buyer shall not disclose to any third party the contents of this Agreement, the Exhibits, documents incorporated by reference, or any amendments hereto or thereto for a period of the shorter of one (1) year after termination or two (2) years from the date of execution hereof without the prior written consent of Seller.

20.  SOFTWARE LICENSE.

     "Software" is defined as any computer code provided by Seller to Buyer for use in the temperature control and monitoring of the Superconductor Systems and any updates or maintenance releases thereto. Software may be provided on separate medium or may be imbedded (hereafter "Imbedded Software") in the Superconductor System.

     Seller grants to Buyer a limited non-exclusive license to use the Software solely to support the operation of any Superconductor Systems that are owned by Buyer and which are installed in cellular or PCS systems owned or operated by Buyer. Buyer may make copies for its internal use only of non-Imbedded Software provided with the Superconductor Systems. Prior to accepting a purchase order, Seller may additionally limit the use of new releases of Software including Software provided with newly purchased Superconductor Systems to specific Superconductor

Systems, to a limited number of Superconductor Systems or to a specific division of Buyer, Should Buyer proceed with the purchase order, then said limitation on use shall be considered to be in conformance with and part of this Agreement.

     Buyer agrees not to decompile, reverse engineer, disassemble, or otherwise reduce the Software to human perceivable form. Buyer may not modify, adapt, translate, rent, sublicense, assign, loan, distribute or network the Software or create derivative works based upon the Software or any part thereof. Buyer is hereby granted permission to link the Software to its Mobile Switching Office or Operations and Maintenance Computer(s) for the sole purpose of monitoring and controlling the Superconductor Systems.

     Seller does not warrant that Software is free from bugs, errors or other program limitations. Seller shall provide, without charge to Buyer, updates, if any, to previously provided Software to improve performance or remedy bugs and errors. Buyer agrees that in order to maintain its warranty and service rights, Buyer will make reasonable efforts to have installed and to use such updates.

21.  LIMIT OF LIABILITY.

     Neither party, whether as a result of breach of contract, warranty or (including negligence), patent infringement, copyright infringement or otherwise, shall have any liability for incidental, special or consequential damages, including, but not limited to, loss of profit or revenues, loss of use of the products or any associated equipment, cost of capital, cost of substitute products, facilities or services, or downtime costs. Seller shall not be liable for any damage to Buyer's operating systems or equipment except damage caused by Seller while installing the Superconductor Systems. Seller's liability hereunder shall in no event exceed the cost of the goods purchased by Buyer. Notwithstanding the above, in event of breach by a party, the other party may recover its reasonable, documented, out-of-pocket costs, including consultant and attorney fees, in an arbitration award.

22.  PROPRIETARY RIGHTS.

     22.1 RIGHTS WITH RESPECT TO PARTIES TO THIS AGREEMENT

     Nothing in this Agreement shall be construed as conferring to Buyer any right to use any name, trademark or other designation of Seller. Nothing in this Agreement shall be deemed to grant to Buyer any license under the trademarks, trade names, patents or patent applications of Seller. Buyer agrees that it shall not obliterate, deface, mar, cover or otherwise alter or conceal any corporate or trade or brand names or marks appearing on the Superconductor Systems as delivered by Seller. Buyer agrees that it will not, either solely or jointly with any third party(s), attempt to "reverse design" the Superconductor Systems.

     22.2 PUBLICITY.

     Seller shall have the right to publicize the existence of this Agreement and of any accepted purchase orders by Buyer subject to Buyer's review and approval of press release language.

23.  DISTRIBUTION RIGHTS.

     Buyer shall not distribute or re-sell Superconductor Systems to any entity, other than to an Affiliate or as part of the sale or transfer of the network equipment used in connection with the Superconductor Systems, without the written permission of Seller.

24.  PERMITTED USE.

     Buyer acknowledges that the products purchased under this Agreement are for domestic use only, and may not be exported except in compliance with all Government laws, rules and regulations.

25.  FORCE MAJEURE.

     No failure or omission by any of the parties hereto in the performance of any of their obligations under this Agreement shall be deemed a breach of this Agreement or create any liability, if such failure or omission is a result of acts of God, war, riot, accidents, compliance with any action or restriction of any government or agency thereof, or any other similar factor or circumstance beyond the control of the party, and where not attributable to the negligence of the party.

26.  NOTICE.

     Any notice to be given hereunder to any party hereto shall be in writing and shall be given by registered mail, with appropriate postage prepaid, or in the form of a facsimile transmission, followed immediately by a confirmation letter by registered mail. Such notice shall be directed to the following address or facsimile number of such party or such other address or facsimile number as such party may designate by written notice given to the other party. Each notice shall become effective (i) if given by mail, seven (7) days after being deposited in the mail or (ii) if given by facsimile, when received by such party:

                       To     Buyer:
                              Dobson Cellular Systems, Inc.
                              13439 N. Broadway Extension
                              Oklahoma City, OK  73114
                              Facsimile Number: (405) 529-8555

                              Attention: Timothy J. Duffy
                                         Chief Technical Officer

                       cc:    Ron Ripley
                              Vice President and Senior Corporate Counsel
                              Dobson Cellular Systems, Inc.
                              13439 N. Broadway Extension
                              Oklahoma City, OK  73114

                       To     Seller:

                              Conductus, Inc.
                              969 West Maude Avenue
                              Sunnyvale, CA  94086
                              Facsimile Number: 408-523-9999
                              Attention: James P. Simmons, Jr.,
                                         Vice President Marketing & Sales

27.  AGREEMENT PERIOD.

     This Agreement will commence on the date first written above and will expire two (2) years after such date. Expiration of this Agreement will not affect any obligations of the parties arising on or before the date of expiration.

28.  TERMINATION FOR CAUSE.

     This Agreement may be terminated upon breach of any provision of this Agreement by the other party and failure to fully cure the breach within thirty
(30) days (ten (10) days in the case of failure to pay) of written notice describing the breach.

29.  REMEDIES.

     Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

30.  GOVERNING LAW.

     This Agreement is governed under the laws of Delaware applicable to contracts made and to be performed entirely within Delaware, without regard to conflicts of law principles.

31.  DISPUTES.

     (a) The parties shall use and strictly adhere to the following dispute resolution processes, except as otherwise expressly provided in this paragraph, to resolve any and all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (hereinafter, "Dispute(s)"), arising out of or relating to this Agreement (and any prior agreement this Agreement supersedes), including, without limitation, its making, termination, non-renewal, its alleged breach and the subject matter of this Agreement (e.g., products or services furnished hereunder or those related to those furnished).

     (b) The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgement may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Paragraph.

     (c) Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgement, either party may terminate informal negotiations with respect to that Dispute and have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to be finally settled by arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association, as modified herein (the "AAA Rules"). The place of arbitration shall be Oklahoma City, Oklahoma if the Arbitration is initiated by Seller and San Jose, California if the Arbitration is initiated by buyer. All matters so submitted to arbitration shall be settled by three arbitrators. Buyer and Seller shall each designate, one arbitrator within twenty (20) days of the delivery of the Arbitration Notice. If either party fails to timely so designate an arbitrator, the matter shall be resolved by one arbitrator timely designated. Buyer and Seller shall cause the designated arbitrators to mutually agree upon and to designate a third arbitrator, PROVIDED, HOWEVER, that failing such agreement within 45 days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules: Buyer and Seller shall each be responsible for the payment of the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. Buyer and Seller shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within sixty (60) days after the appointment of the last arbitrator. The arbitral tribunal is not empowered to award damages in excess of compensatory damages or similar damages with respect to any Dispute and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The final decision of the majority of the arbitrators shall be furnished to Buyer and Seller in writing and shall constitute a conclusive determination of the matter in question, binding upon Buyer and Seller and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Any arbitration proceeding, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C.
Sections 1-16, and judgment upon any award may be entered in any court of competent jurisdiction.

     (d) Buyer and Seller hereby irrevocably consent to the jurisdiction of the state and federal courts in the States of Oklahoma and California, and all state and federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. Buyer and Seller hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Western District of Oklahoma and Oklahoma County or the Northern District of California and Santa Clara County.

     (e) If any action in law or equity is necessary to enforce or interpret the terms of this agreement or arbitration provision, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

32.  ASSIGNMENT.

     Other than to an Affiliate, neither this Agreement nor any duty or right under it shall be delegated or assigned by either party, other than transfer of warranty in conjunction with the transfer of a Superconductor System as provided under Paragraph 23, without prior written consent of the other party.

33.  WAIVER.

     Except with regard to time periods specifically set forth in this Agreement, failure or delay of either party in exercising its rights hereunder shall not be deemed a waiver of such rights unless expressly made in writing by the party waiving its rights.

34.  SEVERABILITY.

     In the event any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in effect.

35.  SURVIVAL.

     In addition to any provisions that survive termination according to their terms, the following sections will survive termination of this Agreement:
Articles 16-22.1, 24-26 and 29-37.

36.  ENTIRE UNDERSTANDING.

     This Agreement, together with any exhibits, schedules, addenda, amendments, change orders or other materials incorporated herein, contains the entire agreement and understanding between the parties with respect to the subject matter and supersedes all prior oral and written agreements and understandings relating to such subject matter. No modification, waiver or other understanding modifying this Agreement will be of any force or effect unless executed in writing by an authorized representative of both Buyer and Seller.

37.  HEADINGS.

     The headings of this Agreement are for convenience of reference only and shall not define, modify or otherwise affect any of the provisions hereof.

38.  ADDITIONAL TERMS.

     Terms and conditions set forth in any Documents provided by Buyer or Seller that differ from, conflict with or add additional terms and conditions not included in this Agreement shall not become part of this Agreement unless such terms and conditions are expressly accepted by both parties in writing.

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first written.

Dobson Cellular Systems, Inc.               Conductus, Inc.



By: /s/ Timothy I. Duffy                    By: /s/ Charles E. Shalvoy
    -----------------------------------         --------------------------------
Name: Timothy I. Duffy                              Charles E. Shalvoy
Title: Senior Vice President                        President & CEO
       Network Operations & Engineering
Date: 8-7-00                                Date: 8-7-00
      ---------------------------------           ------------------------------

                EXHIBIT A: ORDER PROJECTION AND DELIVERY SCHEDULE


                                      [***]





[***] Confidential material redacted and filed separately with the Commission.

                        EXHIBIT B: PRODUCT SPECIFICATIONS


                                      [***]





[***] Confidential material redacted and filed separately with the Commission.

                           EXHIBIT C: PRICING SCHEDULE

     The following price schedule includes warranty, training, and installation. Prices are valid through [***]. Seller reserves the right to adjust prices up or down for subsequent contract periods.


                                      [***]



[***] Confidential material redacted and filed separately with the Commission.

                          EXHIBIT D: WARRANT AGREEMENT

     THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


WARRANT TO PURCHASE 500,000                          ISSUE DATE:  AUGUST 7, 2000
SHARES OF THE COMMON                            EXPIRATION DATE:  AUGUST 7, 2005
STOCK OF CONDUCTUS, INC.                INITIAL EXERCISE PRICE: $13.43 PER SHARE


     This Warrant is issued to Dobson Communications Corporation or its registered assigns ("Holder") by Conductus, Inc., a Delaware corporation (the "Company"), on August 7, 2000 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Purchase Agreement between Conductus, Inc. and Dobson Cellular Systems, Inc. (the "Purchase Agreement") dated August 7, 2000.

     1. PURCHASE SHARES. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to five hundred thousand (500,000) fully paid and nonassessable shares of Common Stock of the Company, as constituted on the Warrant Issue Date (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 7 hereof.

     2. EXERCISE PRICE. The purchase price for the Shares shall be $13.43, as adjusted from time to time pursuant to Section 7 hereof (the "Exercise Price").

     3.   EXERCISE PERIOD. This Warrant shall be exercisable as follows:

                 a. Warrants shall become exercisable fifteen (15) days after the close of each of the Company's business quarters (October 15, 2000 through October 15, 2002) as to the number of shares determined by dividing the total revenue to the Company from purchases by Dobson Cellular Systems, Inc. under the Purchase Agreement during the quarter by [***];

                 b. Warrants shall remain exercisable until 5:00p.m. on August 7, 2005;

[***] Confidential material redacted and filed separately with the Commission.

provided, however, that in the event of (a) the closing of the Company's sale or transfer of all or substantially all of its assets, or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that at least 50% of the voting power of the Company is transferred, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, (i) the Company shall notify Holder as soon as practicable, but no less than twenty (20) business days before the consummation of such event or transaction, and (ii) accelerate vesting of warrants as to those shares earned in accordance with paragraph 3(a) that are earned between the end of the last completed quarter and the date of the transaction.

     4. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                 (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached thereto, to the Secretary of the Company at its principal offices; and

                 (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

     5. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable).

     6. ISSUANCE OF SHARES. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

     7. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                 (a) SUBDIVISIONS, COMBINATIONS OR OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                 (b) RECLASSIFICATION, REORGANIZATION AND CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                 (c) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

     8. NO FRACTIONAL SALE OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     9. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business affairs of the Company. However, nothing in this Section 9 shall limit the right of the Holder to be provided any notices required under this Warrant or the Purchase Agreement.

     10. REGISTRATION. The Company will use reasonable efforts to file an appropriate registration statement for the shares of common stock to issue from the warrants on or before August 7, 2001.

     11. TRANSFERS OF WARRANT. Subject to compliance with federal and state securities laws, this Warrant and all rights hereunder are transferrable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

     12. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

     13. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

     14. NOTICES. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

     15. ATTORNEY'S FEES. If any action in law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

     16. CAPTIONS. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

     17. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

     18.  DISPUTE RESOLUTION.

     (a) The parties shall use and strictly adhere to the following dispute resolution processes, except as otherwise expressly provided in this paragraph, to resolve any and all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (hereinafter, "Dispute(s)"), arising out of or relating to this Agreement (and any prior agreement this Agreement supersedes), including without limitation, its making, termination, non-renewal, its alleged breach and the subject matter of this Agreement (e.g., products or services furnished hereunder or those related to those furnished).

     (b) The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgement may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Paragraph.

     (c) Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgement, either party may terminate informal negotiations with respect to that Dispute and have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to be finally settled by arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association, as modified herein (the "AAA Rules"). The place of arbitration shall be Oklahoma City, Oklahoma if the Arbitration is initiated by Company and San Jose, California if the Arbitration is initiated by Holder. All matters so submitted to arbitration shall be settled by three arbitrators. Holder and Company shall each designate one arbitrator within twenty (20) days of the delivery of the Arbitration Notice. If either party fails to timely so designate an arbitrator, the matter shall be resolved by one arbitrator timely designated. Holder and Company shall cause the designated arbitrators to mutually agree upon and to designate a third arbitrator, PROVIDED HOWEVER, that failing such agreement within 45 days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules. Holder and Company shall each be responsible for the payment of the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. Holder and Company shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within sixty (60) days after the appointment of the last arbitrator. The arbitral tribunal is not empowered to award damages in excess of compensatory damages or similar damages with respect to any Dispute and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The final decision of the majority of the arbitrators shall be furnished to Holder and Company in writing and shall constitute a conclusive determination of the matter in question, binding upon Holder and Company and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Any arbitration proceeding, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon any award may be entered in any court of competent jurisdiction.

     (d) Holder and Company hereby irrevocably consent to the jurisdiction of the state and federal courts in the States of Oklahoma and California, and all state and federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. Holder and Company hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Western District of Oklahoma and

Oklahoma County or the Northern District of California and Santa Clara County.

     IN WITNESS WHEREOF, the Company caused this Warrant to be executed by an officer thereunder duly authorized.

                                     CONDUCTUS, INC.



                                     By: /s/ Charles E. Shalvoy
                                         ----------------------
                                         Charles E. Shalvoy, President and Chief
                                                    Executive Officer

                               NOTICE OF EXERCISE
                               ------------------



To:  Chief Executive Officer
     Conductus, Inc.
     969 W. Maude Avenue
     Sunnyvale, CA 94086

     The undersigned hereby elects to purchase ________________ shares of Common Stock of Conductus, Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;



                                             WARRANTHOLDER:



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                 Address:
                                             -----------------------------------

                                             -----------------------------------

Date:
     -------------


Name in which shares should be registered:


------------------------------------------